Exhibit 10.2

2015 Salaries, Bonus Targets and Equity Awards
Name and Title	2015 Salary	Bonus Target*	Stock Options	Restricted Stock Unit Awards
Charles J. Link, Jr., M.D.	$640,700	60%	143,000	45,000
Chairman of the Board and Chief
Executive and Scientific Officer
Nicholas N. Vahanian, M.D.	$531,800	50%	81,000	25,000
President and Chief Medical Officer
W. Jay Ramsey, M.D., Ph.D.	$345,800	35%	24,800	7,800
Clinical and Regulatory Affairs Officer
Brian Wiley	$319,600	30%	23,400	7,400
Vice President of Business Development

* Bonus Targets listed as percentage of 2015 Base Salary